Exhibit 10.1

SNAP-ON INCORPORATED

RESTRICTED STOCK AGREEMENT FOR DIRECTORS

THIS RESTRICTED STOCK AGREEMENT is granted by SNAP-ON INCORPORATED (the “Company”) to each individual receiving and accepting the offer contained in the Restricted Stock Offer Letter for Directors (each such person being known as a “Director”) pursuant to the Company’s 2011 Incentive Stock and Awards Plan (the “Plan”).

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its directors to have an incentive tied to the long term price of Common Stock of the Company in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable over an extended period of time; and

WHEREAS, the Company has determined to grant its directors Restricted Stock pursuant to the terms of the Plan and this Agreement;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Director, the Company and the Director hereby agree as follows:

1.	Restricted Stock.

The Company hereby awards to the Director the number of shares of Common Stock (the “Restricted Stock”) set forth in the Restricted Stock Offer Letter (the “Offer”) under the column titled “Quantity Granted.” The Restricted Stock granted under this Agreement shall be subject to vesting as set forth below. This Grant is subject to the terms and conditions of this Agreement and the Plan.

2.	Vesting; Restricted Period.

(a)

All restrictions for the Restricted Stock shall lapse upon the earliest of (i) the first anniversary of the Grant Date, (ii) the Director’s death, (iii) the Director’s Disability, or (iv) a Change of Control. For purposes of this Agreement, “Disability” means a medically-determinable physical or mental condition that is expected to be permanent and that results in the Director being unable to perform one or more of the essential duties of a director, all as determined by the Board. The period prior to the lapse of the restrictions shall be referred to as the “Restricted Period.” If the Director terminates service as a director during the Restricted Period for reasons other than death or Disability, the Restricted Stock shall immediately be forfeited to the Company unless otherwise determined by the Board.

(b)

During the Restricted Period, the Director shall have the right to vote the Restricted Stock and to receive any cash dividends. However, any dividends payable in shares of Common Stock shall be subject to all the same restrictions as the Restricted Stock.

(c)	The Restricted Stock may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of during the Restricted Period.

3.	Registration.

The Restricted Stock granted hereunder may be evidenced in such manner as the Company may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted hereunder, such certificate shall be registered in the name of the Director and shall bear an appropriate legend (as determined by the Company) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with appropriate notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Company deems appropriate.

4.	Beneficiary.

The person who the Director designates in writing to the Company as his or her beneficiary shall be referred to as the “Beneficiary” and shall be entitled to receive the Restricted Stock that vests following the death of the Director. The Director may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation that the Company receives shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Director’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Director’s death, or if no designated Beneficiary survives the Director or if such designation conflicts with law, then the Director’s estate shall be entitled to receive the Restricted Stock that vests following the death of the Director. If the Company is in doubt as to the right of any person to receive such Restricted Stock, then the Company may retain such Restricted Stock, without liability for any interest thereon, until the Company determines the person entitled thereto, or the Company may deliver such Restricted Stock to any court of appropriate jurisdiction, and such delivery shall be a complete discharge of the liability of the Company therefor.

5.	Adjustments in Event of Change in Stock.

In the event of any reclassification, subdivision or combination of shares of Common Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other event which could, in the judgment of the Committee, distort the implementation of the Grant or the realization of its objectives, the Committee shall make such adjustments in the number of shares of Common Stock covered by the Grant, or in the terms, conditions or restrictions of this Agreement, as the Committee deems equitable; provided that in the absence of express action by the Committee, adjustments that apply generally to Restricted Stock granted under the Plan shall apply automatically to the Restricted Stock under this Agreement.

6.	Powers of the Company Not Affected.

The existence of the Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Common Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Director any right to continue in the service of the Company.

7.	Miscellaneous.

(a)	This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)	This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c)	The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d)

Any notice, filing or delivery hereunder or with respect to the Grant shall be given to the Director at his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 2801 80th Street, Kenosha, Wisconsin 53143, Attention: Vice President—Human Resources. All such notices shall be given by first class mail, postage pre-paid, or by personal delivery to the Director.

(e)

This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Director, the Beneficiary and the personal representative(s) and heirs of the Director, except that the Director may not transfer any interest in any Restricted Stock during the Restricted Period.

SNAP-ON INCORPORATED

RESTRICTED STOCK OFFER LETTER

FOR DIRECTORS

Dear «Title1» «Last Name»:

The Company has been authorized to offer you a Restricted Stock grant (the “Grant”) pursuant to the terms of the Snap-on Incorporated 2011 Incentive Stock and Awards Plan (the “Plan”) and the Snap-on Incorporated Restricted Stock Agreement (the “Agreement”). Set forth below are the terms of the Grant which are specific to you. Copies of the Plan and the Plan Prospectus are available upon request directed to compensation@snapon.com.

TERMS SPECIFIC TO THE DIRECTOR:

Grant Type	Grant Date	Quantity Granted	Vesting Schedule
Restricted Stock	, 2013	[ ]	As described in Section 2 of the Agreement.

IMPORTANT NOTICES:

BY ACCEPTING THIS GRANT, YOU ACKNOWLEDGE AND AGREE THAT:

•	A COPY OF EACH OF THE PLAN AND THE AGREEMENT HAVE BEEN MADE AVAILABLE TO YOU;

•	IT IS SOLELY YOUR RESPONSIBILITY TO UNDERSTAND THE TERMS OF THIS GRANT;

•

THIS RESTRICTED STOCK AWARD IS GRANTED UNDER AND PURSUANT TO THE PLAN, AND THAT THE PLAN AND THE AGREEMENT SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE GRANTEE; AND

•	ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS OFFER LETTER OR THE AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN OR THE AGREEMENT.

ACTION REQUIRED:

You are not required to take any action to accept this Grant offer on the terms described herein. You will be deemed to have accepted this Grant offer unless you send an e-mail to compensation@snapon.com by March 15, 2013 specifically stating that you have rejected the Grant offer.

Any attempt to modify the terms upon which this Grant is offered will constitute your irrevocable rejection of this offer.

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